Exhibit 99.1

THE HOWARD HUGHES CORPORATION® APPOINTS CARLOS OLEA AS CHIEF FINANCIAL OFFICER

HOUSTON (January 12, 2022) – The Howard Hughes Corporation® (NYSE: HHC) today announced that Carlos Olea has been appointed as the company’s Chief Financial Officer, effective January 12, 2022. Mr. Olea becomes CFO at a time of escalating growth and strong financial performance across the company’s acclaimed portfolio of large-scale master planned communities (MPC) and mixed-use properties.

Mr. Olea has been with The Howard Hughes Corporation since 2017 and has served as the company’s Chief Accounting Officer since 2019, overseeing the financial accounting strategy for the nation’s largest portfolio of MPCs during a time of outstanding growth. Prior to joining HHC, Mr. Olea served as Chief Accounting Officer at Carr Properties, a Washington, D.C.-based owner-operator and developer. Previously, he was a Senior Manager with the Advisory Services practice of Ernst and Young and a Director of Technical Accounting and Financial Reporting with AvalonBay Communities in Arlington, Virginia.

Mr. Olea has a Master’s in Real Estate degree with a concentration in finance from Georgetown University, and a B.S. in Accounting and Finance from ITESM, in Mexico.

“Carlos has been an integral part of HHC’s senior team for the past four years, and we are fortunate to have him as our Chief Financial Officer,” said David O’Reilly, Chief Executive Officer of The Howard Hughes Corporation. “What Carlos brings to the table goes far beyond his vast knowledge of our company and of our industry—his collaborative spirit and inspirational leadership style are invaluable assets for the entire HHC team.”

Mr. Olea succeeds Correne Loeffler, who assumed the company’s CFO role in 2021 after HHC’s then-CFO, David O’Reilly, was appointed as Chief Executive Officer.

“We are grateful for the expertise and dedication that Correne brought to HHC as she helped lead us through a time of transition,” said O’Reilly. “Correne helped drive the outstanding results that we have experienced and has positioned HHC for continued growth ahead. We are fortunate to have had Correne’s leadership, and we wish her continued success going forward.”

The Howard Hughes Corporation’s development pipeline is the largest in company history, with last year’s announcement of over 2,000,000 square feet of new development across the portfolio—including in Downtown Columbia®, Maryland; Ward Village® in Honolulu; Summerlin® in Las Vegas; and Bridgeland® in the Greater Houston region—followed by HHC’s recent acquisition of Douglas Ranch, its new 37,000-acre MPC in Phoenix’s West Valley.

“I am excited for the opportunity to serve as HHC’s Chief Financial Officer and help drive the company’s success as we continue to accelerate growth across our portfolio,” said Mr. Olea. “With HHC’s world-class assets and incredibly robust balance sheet, we are poised to continue to propel the momentum we have been experiencing as we create long-term value in our MPCs and mixed-use developments, and deliver outsized, risk-adjusted returns to our investors.”

About The Howard Hughes Corporation®

The Howard Hughes Corporation owns, manages, and develops commercial, residential, and mixed-use real estate throughout the U.S. Its award-winning assets include the country’s preeminent portfolio of master planned communities, as well as operating properties and development opportunities including: the Seaport in New York City; Downtown Columbia®, Maryland; The Woodlands®, The Woodlands Hills®, and Bridgeland® in the Greater Houston, Texas area; Summerlin®, Las Vegas; Ward Village® in Honolulu, Hawaiʻi; and Douglas Ranch in Phoenix. The Howard Hughes Corporation’s portfolio is strategically positioned to meet and accelerate development based on market demand, resulting in one of the strongest real estate platforms in the country. Dedicated to innovative placemaking, the company is recognized for its ongoing commitment to design excellence and to the cultural life of its communities. The Howard Hughes Corporation is traded on the New York Stock Exchange as HHC. For additional information, visit www.howardhughes.com.

Safe Harbor Statement

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize,” “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in The Howard Hughes Corporation’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. The Howard Hughes Corporation cautions you not to place undue reliance on the forward-looking statements contained in this release. The Howard Hughes Corporation does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

###

Contacts

The Howard Hughes Corporation
Cristina Carlson, 646-822-6910
Senior Vice President, Head of Corporate Communications
cristina.carlson@howardhughes.com

For HHC Investor Relations
John Saxon, 281-929-7808
Investor Relations Associate
john.saxon@howardhughes.com